UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________

FORM 8-K
_____________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2021
AMN HEALTHCARE SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-16753	06-1500476
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8840 Cypress Waters Boulevard, Suite 300
Dallas, Texas 75019
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (866) 871-8519
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMN	NYSE

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 8 — Other Events

Item 8.01.	Other Events.
On May 15, 2021, AMN Healthcare, Inc. (the “Company”), a wholly owned subsidiary of AMN Healthcare Services, Inc. (“AMN”), entered into an Indefinite Delivery-Indefinite Quantity contract (the “Contract”) with the Federal Emergency Management Agency (“FEMA”) to provide contractor-managed medical professionals for COVID-19 vaccine administration in support of Federal vaccination assistance to state, local, tribal and territorial partners in the “East Zone” (FEMA Regions 1-5, which generally consist of Minnesota and all states and territories east of the Mississippi River).

The Contract has an initial term of six months, expiring on November 14, 2021, and prior to the expiration of the initial term FEMA has the option to unilaterally extend the Contract for an additional six months through May 14, 2022. The overall spend under the Contract for the initial term is not to exceed $800 million and, if extended, may not exceed $1.6 billion. The Company will provide services under the Contract based upon the issuance of task orders to the Company. The Company is not able to determine or project the amounts of revenue it may receive in connection with the Contract. AMN is not updating or reaffirming its second quarter 2021 financial outlook set forth in the Form 8-K AMN issued on May 6, 2021.

This Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning the impact and duration of severe talent shortages, Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “should,” “would,” “project,” “may,” “estimates,” variations of such words and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements include, among others, statements related to the issuance of task orders by FEMA and the impact that the Contract will have on AMN's 2021 second quarter financial outlook.

The expectations noted in this Form 8-K depend upon, among other factors, (i) the Company’s ability to recruit clinicians to fill orders under each of the received task orders and (ii) FEMA’s election to expand or extend any or all of the task orders issued under the Contract. For a discussion of additional risk factors and a more complete discussion of some of the cautionary statements noted above that could cause actual results to differ from those implied by the forward-looking statements contained in this Form 8-K, please refer to AMN’s most recent Annual Report on Form 10-K for the year ended December 31, 2020 and its other periodic reports as well as the AMN’s current and other reports filed from time to time with the Securities and Exchange Commission. Be advised that developments subsequent to this Form 8-K are likely to cause these statements to become outdated and the AMN is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

Date: May 17, 2021	By:	/s/ Susan R. Salka
Susan R. Salka
Chief Executive Officer